As filed with the Securities and Exchange Commission on August 3, 2015

SEC Registration No. 333-

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOMPKINS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

16-1482357

(I.R.S. Employer Identification No.)

The Commons, P.O. Box 460

Ithaca, New York 14851

(Address of Principal Executive Offices) (Zip Code)

TOMPKINS FINANCIAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN [ESOP]

(Full title of the plan)

Francis M. Fetsko	with a copy to:
Executive Vice President, Chief Operating Officer	Alyssa Hochberg Fontaine, Esq.
And Chief Financial Officer	Harris Beach PLLC
Tompkins Financial Corporation	119 E. Seneca Street
The Commons, P.O. Box 460	Ithaca, NY 14850
Ithaca, New York 14851	(607) 273-6444

(Name and Address of Agent For Service)

(607) 273-3210 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.10 par value	100,000	$53.19	$5,319,000	$618.07

(1)	The Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to share splits, share dividends, antidilution provisions and other adjustments to the extent contemplated by the Tompkins Financial Corporation Employee Stock Ownership Plan (the “ESOP”).

(2)	In accordance with Rules 457(h)(1) and 457(c), calculated on the basis of the high and low prices of the Common Stock on the NYSE MKT on July 30, 2015.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”), which incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 (No. 333-163977) filed with the Securities and Exchange Commission on December 23, 2009 and on Form S-8 (No. 333-184582) filed with the Securities and Exchange Commission on October 24, 2012, (together, the “Prior Registration Statements”), is being filed by the Registrant solely to register an additional 100,000 shares for issuance under the Tompkins Financial Corporation Employee Stock Ownership Plan [ESOP]. The Prior Registration Statements, relating to the same class of securities and the same plan, are currently effective. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed with this Registration Statement:

	5	Opinion of Harris Beach PLLC

	23.1	Consent of KPMG LLP

	23.2	Consent of Harris Beach PLLC (included in Exhibit 5)

	24	Power of Attorney (included at Pages II-2 and II-3)

	99	Tompkins Financial Corporation Employee Stock Ownership Plan (incorporated by reference to Exhibit 99 to the registrant’s Registration Statement on Form S-8 (SEC Registration No. 333-163977) filed on December 23, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on this 3rd day of August, 2015.

TOMPKINS FINANCIAL CORPORATION

By:	/s/ Stephen S. Romaine
Stephen S. Romaine
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Stephen S. Romaine and Francis M. Fetsko and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Name	Capacity	Date
/S/ Thomas R. Rochon Thomas R. Rochon	Chairman of the Board, Director	July 30, 2015
S/ Stephen S. Romaine Stephen S. Romaine	President and Chief Executive Officer, Director (Principal Executive Officer)	July 30, 2015
/S/ James W. Fulmer James W. Fulmer	Vice Chairman, Director	July 30, 2015
/S/ Francis M. Fetsko Francis M. Fetsko	Executive Vice President, Chief Financial Officer, Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2015
/S/ John E. Alexander John E. Alexander	Director	July 30, 2015
/S/ Paul J. Battaglia Paul J. Battaglia	Director	July 30, 2015

/S/ Daniel J. Fessenden Daniel J. Fessenden	Director	July 30, 2015
/S/ Carl E. Haynes Carl E. Haynes	Director	July 30, 2015
/S/ Susan A. Henry Susan A. Henry	Director	July 30, 2015
/S/ Patricia A. Johnson Patricia A. Johnson	Director	July 30, 2015
/S/ Frank C. Milewski Frank C. Milewski	Director	July 30, 2015
/S/ Sandra A Parker Sandra A. Parker	Director	July 30, 2015
/S/ Michael H. Spain Michael H. Spain	Director	July 30, 2015
/S/ Alfred J. Weber Alfred J. Weber	Director	July 30, 2015
/S/ Craig Yunker Craig Yunker	Director	July 30, 2015

EXHIBIT INDEX

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP

23.2	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included at Pages II-2 and II-3)

99	Tompkins Financial Corporation Employee Stock Ownership Plan (incorporated by reference to Exhibit 99 to the registrant’s Registration Statement on Form S-8 (SEC Registration No. 333-163977) filed on December 23, 2009)